VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                               222 NORTH LASALLE STREET
                                               CHICAGO, ILLINOIS 60601-1003

                                               April 28, 1999

The Park Avenue Portfolio
201 Park Avenue South
New York, New York 10003

Gentlemen and Ladies:

      We hereby consent to the reference to our name under the heading "Legal Opinions" in the Statement of Additional Information contained in Post-Effective Amendment No. 20 to the registration statement on Form N-1A for The Park Avenue Portfolio (File No.33-23966) and to the filing of this consent as an exhibit to the registration statement.

                                              Very truly yours,

                                              VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                              By: /s/ Cathy G. O'Kelly
                                              ---------------------------------
                                                      Cathy G. O'Kelly